EXHIBIT 16.1

October 3, 2011

Securities and Exchange Commission
100 F Street NE
Washington, D.C.  20549

Re:	Rackwise, Inc. (formerly known as Visual Network Design, Inc.)

We have read Item 4.01 of Rackwise, Inc.’s Form 8-K dated September 29, 2011 and agree with the statements contained therein, insofar as they apply to Lake & Associates, CPA’s LLC.

Very truly yours,

/s/ Lake & Associates, CPA’s LLC
Lake & Associates, CPA’s LLC
Schaumburg, Illinois

1905 Wright Boulevard
Schaumburg, IL 60193
Phone: 847-524-0800
Fax: 847-524-1655